UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 11, 2011

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission

File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 11, 2011, W&T Offshore, Inc. (the “Company”) completed its previously announced acquisition of approximately 21,900 gross acres (21,500 net acres) of oil and gas leasehold interests in the West Texas Permian Basin from Opal Resources LLC and Opal Resources Operating Company LLC. The stated purchase price was $366.3 million, subject to adjustments, including adjustments for an effective date of January 1, 2011. The Company has acquired estimated proved reserves of approximately 27 million barrel equivalents (164 Bcfe) (using a 6 to 1 Mcf to barrel equivalency) as of December 31, 2010, which reserves are over 91% oil and natural gas liquids and are approximately 77% proved undeveloped. The properties include interests in producing wells, which currently produce approximately 2,950 net barrel equivalents per day. Capital expenditures associated with planned development activities for these properties for the balance of 2011 are currently estimated to be between $35 million and $40 million.

The amount paid on the closing date of May 11, 2011 was $377.8 million, which reflected preliminary purchase price adjustments for the period January 1, 2011 through March 31, 2011. The final purchase price is subject to further adjustments for, among other things, the subsequent period through the closing date. This acquisition was funded from cash on hand and borrowings under the Company’s revolving credit facility.

A copy of the Purchase and Sale Agreement dated April 25, 2011 regarding the acquisition is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 11, 2011, the Company announced the completion of the acquisition of properties in the West Texas Permian Basin. A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the information included in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company will file the financial statements as required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Company will file the pro forma financial statements as required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

Exhibit 2.1	Purchase and Sale Agreement between Opal Resources LLC and Opal Resources Operating Company LLC, as Sellers, and W&T Offshore, Inc., as Buyer, dated April 25, 2011.*

Exhibit 99.1	Press Release dated May 11, 2011.

*	Pursuant to the rules of the Commission, certain exhibits and schedules to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC.
(Registrant)

Dated: May 13, 2011	By:	/s/ THOMAS F. GETTEN
Thomas F. Getten
Vice President, General Counsel and Assistant Secretary